Exhibit 10.7

                                February 8, 2002


VIA FACSIMILE & REGULAR MAIL

TNCI UK Limited
The Mill
Lodge Lane
Derby, DE1 3HB
England
Facsimile: 011 44 1332 202 173
Attention: Stephen J. Ollier, Managing Director

          RE:  PREFERENCE SHARES

Dear Stephen:

     Global Technologies, Ltd., a Delaware corporation ("Global"), effective upon the closing of the new investment from Royal Hill, Ltd., hereby waives any rights that it has with respect to its Preference Shares that are in addition to rights it would have as an ordinary shareholder of TNCI UK, and directs that TNCI UK effect the conversion of Global's Preference Shares into ordinary shares as soon as it is possible for TNCI UK to do so. Please take any and all actions necessary in order to document the waiver of rights and effect the conversion discussed above. Please simply provide us notice of the conversion date.


                                        Sincerely,


                                        /s/ Irwin L. Gross

                                        Irwin L. Gross
                                        Chairman & CEO